Exhibit 10.3

CREDIT LOAN AGREEMENT

THIS CREDIT LOAN AGREEMENT (hereinafter, “the Agreement”) is entered into in New York, New York, the United States of America (the “USA”), as of May 1, 2018 by and between the following Parties:

Party A: Dragon & Tiger Holding Limited, a corporation organized and existing under the laws of Cayman Islands, having its business address at Cayman Islands (hereinafter referred to as the “Lender”).

Party B: PBG Water Solutions International Inc., (the “PBG”) a corporation organized and existing under the laws of Nevada, USA, having its business address at New York, New York and Yakun International Investment and Holding Group (the “Yakun”), a corporation organized and existing under the laws of Nevada, USA, having its business address at New York, New York (hereinafter collectively referred to as the “Borrower”.)

(In this Agreement, the aforesaid parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS,

A. Parties agree that Lender provides the loan to Borrower under this agreement.

B. In order to define the rights and obligations of the Borrower and the Lender under relevant loan arrangements, the Parties hereby agree as follows:

1. Definitions

1.1 In this Agreement:

“Debt” means the amount of loans which have not been repaid.

“Effective Date” means the date on which this Agreement is duly executed by the Parties hereto.

“USD” means United States Dollar

“Loan” means the loan in USD or equivalent amount of foreign currency provided by the Lender to the Borrower.

“Repayment Notice” has the meaning as provided in Article 5.

1.2 Any term referred to herein shall have the following meanings:

“Article” shall, unless the context otherwise requires, be construed as a reference to a clause of this Agreement.

“Tax” shall be construed so as to include any tax, levy, impost or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

The “Lender” and the “Borrower” shall be construed so as to include their successors and assigns as permitted by the Parties based on their respective interests.

1.3 Unless otherwise provided, any reference herein to this Agreement or any other agreement or document shall be construed as including any amendments, variations, substitutions or supplements as are already made or may be from time to time made to this Agreement or such other agreement or document, as the case may be.

1.4 The headings are for reference only.

1.5 Unless the context otherwise requires, the words importing the plural shall include the singular and vice versa.

2. Credit of Loan

2.1 Party A agrees to provide the credit sum of USD500,000 or equivalent amount of foreign currency to Party B (“Agreed Credit Sum”), that is, Party B is entitled to require USD500,000 or equivalent amount of foreign currency from Party A. Party B has the right of applying Agreed Credit Sum.

2.2 As of the date of the Agreement, Party A has provided USD 198,730 loans, collectively, to Party B which shall be part of the credit sum.

2.3 Under the Agreed Credit Sum, An Annual Interest Rate of 10% will be applied on the actual amount Party B receives. Interest shall begin to accrue from the date of receipt of any advance, except that interest will begin to accrue from May 1, 2018, on the $198,730 already advanced. As additional compensation for the credit sum provided, Yakun shall issue to Party A a Three (3)-year cashless warrant, which entitles Party A to purchase 50 million (50,000,000) shares of Yakun’s common stock at an exercise price of $0.01 (the “Warrant”). The Warrant shall be issued in substantially the form attached hereto as Exhibit A. The Warrant shall be issued on the date of execution of the Agreement.

3. Use and Term of Loan

3.1 The term of the credit facility hereunder shall be Two (2) years, counted from the date of the Agreement.

3.2 The Borrower shall only use the Loan hereunder provided by the Lender for the payment of expenses needed for developing the Borrower’s business and the expenses for being a listed company. Without the prior written consent of the Lender, the Borrower shall not use any Loan for any purpose other than as specified herein.

3.3 The annual interest rate is 10% and shall be paid to the Lender in ninety (90) days after each fiscal year end of the Borrower.

4. Granting of the Loan

After receiving the written notice from the Borrower, the Lender shall transfer the loan within appropriate period but no more than thirty (30) days.

5. Repayment

The Borrower may at any time serve a repayment application (hereinafter, the “Repayment Notice”) thirty (30) days in advance to the Lender, notifying the repayment of the Debt in full or in part.

6. Taxes

All Taxes that may incur in connection with the Loan shall be borne by the Lender.

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7. Confidentiality

7.1 Regardless of the termination of this Agreement, the Borrower shall be obliged to keep in confidence the following information (hereinafter collectively the “Confidential Information”):

(i) the execution, performance and the contents of this Agreement; and (ii) the business secret, proprietary information and customer information of the Lender known to or received by the Borrower in connection with the execution and performance of this Agreement. The Borrower is only entitled to use such Confidential Information for the performance of its obligations hereunder. The Borrower shall not disclose the above Confidential Information to any third party without the written permission of the Lender; otherwise it shall be liable to the default liability and indemnify the losses of the Lender.

7.2 Upon termination of this Agreement, the Borrower shall, upon request by the Lender, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

7.3 Notwithstanding any other provisions herein, the validity of this Article 7 shall survive the suspension or termination of this Agreement.

8. Notices

8.1 Any notice, request, demand and other correspondence required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

8.2 Any of the aforementioned notices or other correspondence shall be deemed to have been given upon delivery when it is transmitted by facsimile; or upon handover to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail.

9. Defaulting Liabilities

9.1 The Borrower shall undertake to hold the Lender harmless and indemnify the Lender against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which the Lender may suffer or be subject to as a result of any default by the Borrower of its obligations hereunder.

9.2 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

9.3 The guarantor shall undertake the joint liability for the performance of the Borrower.in this Agreement.

10. Miscellaneous

10.1 This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

10.2 Any rights, powers and remedies granted to the Parties by any provisions herein shall not preclude any other rights, powers and remedies available to such Party in accordance with the laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies.

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10.3 No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (hereinafter, the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial Rights shall not preclude its exercise of such Rights in any other way and its exercise of other Rights.

10.4 The headings herein contained are for reference only, and in no circumstances shall such headings be used for or affect the interpretation of the provisions hereof.

10.5 Each provision contained herein shall be severable from and independent of other provisions, and if at any time one or more provisions herein are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions herein shall not be affected as a result thereof.

10.6 Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the Parties hereto.

10.7 Except for the stipulation of this Agreement, the Borrower shall not assign any of its rights and/or obligations hereunder to any third party without the prior written consent from the Lender, and the Lender is entitled to assign any of its rights and/or obligations hereunder to any of its designated third parties upon notice to the Borrower.

10.8 This Agreement shall be binding on the legal successors of the Parties.

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(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Credit Loan Agreement to be executed as of the date and in the place first set forth above.

Lender: Dragon & Tiger Holding Limited.

By:	/s/ Roy Teng
Name:	Roy Teng
Title:	Director

借款人 Borrower: PBG Water Solutions International Inc.

By:	/s/ Roy Teng
Name:	Roy Teng
Title:	Director

借款人 Borrower: Yakun International Investment and Holding Group

By:	/s/ Jin Siming
Name:	Jin Siming
Title:	Vice President

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